NEWS RELEASE
Investor Contact: Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com	Media Contact: Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Reports Third Quarter Fiscal 2015 Results

EVANSVILLE, Ind. – July 31, 2015 – Berry Plastics Group, Inc. (NYSE:BERY) today reported results for its third fiscal 2015 quarter, referred to in the following as the June 2015 quarter:

●	Increased cash flow from operations by 50 percent to $180 million in the June 2015 quarter compared to $120 million in the same prior year quarter
●	Recorded net loss per diluted share of $0.11 and adjusted net income per diluted share of $0.51 for the June 2015 quarter
●	Increased operating EBITDA to $219 million (17.6 percent margin) for the June 2015 quarter compared to $212 million (16.3 percent margin) in the same prior year quarter
●	Improved adjusted free cash flow by $74 million to $140 million for the June 2015 quarter compared to $66 million in the same prior year quarter
●	Generated adjusted free cash flow of $378 million and adjusted EBITDA of $830 million for the four quarters ended June 2015
●	Raised fiscal 2015 adjusted free cash flow guidance to $400 million

"We reported record operating EBITDA for any quarter in the Company’s history.  Operating EBITDA improved by $7 million over the same prior year quarter, primarily as a result of lower raw material costs along with contributions and synergies from our recent acquisitions.  Additionally, we had strong cash generation in the quarter, as cash flow from operations was $180 million resulting in $140 million of adjusted free cash flow," said Jon Rich, Chairman and CEO of Berry Plastics.

June 2015 Quarter Results
For the June 2015 quarter, the Company recorded net sales of $1,241 million compared to $1,298 million in the same prior year quarter.  The year-over-year decrease was primarily attributed to decreased selling prices as a result of the pass-through of lower raw material costs, a negative impact from foreign currency changes, and soft customer demand partially offset by net sales from acquisition volume attributed to the Healthcare Containers and Closures business purchased from Rexam and volume gains in certain product categories.

	Quarterly Period Ended (Unaudited)
Net sales (in millions of dollars)	June 27, 2015	June 28, 2014	$ Change	% Change
Rigid Open Top	$276	$303	$(27)	(9)%
Rigid Closed Top	368	381	(13)	(3	) %
Engineered Materials	359	371	(12)	(3	) %
Flexible Packaging	238	243	(5)	(2	) %
Total net sales	$1,241	$1,298	$(57)	(4	) %

June 2015 Fiscal Year-to-Date (FYTD) Results
For June 2015 FYTD, the Company’s net sales increased by 1 percent to $3,685 million as compared to $3,648 million for the same period of fiscal 2014.  This increase was primarily attributed to net sales from businesses we acquired in the last twelve months along with volume gains in certain of our product lines partially offset by decreased selling prices as a result of the pass-through of lower raw material costs, a negative impact from foreign currency changes, and soft customer demand in certain markets.

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	Three Quarterly Periods Ended (Unaudited)
Net sales (in millions of dollars)	June 27, 2015	June 28, 2014	$ Change	% Change
Rigid Open Top	$784	$820	$(36)	(4)%
Rigid Closed Top	1,121	1,073	48	4%
Engineered Materials	1,052	1,081	(29)	(3	) %
Flexible Packaging	728	674	54	8%
Total net sales.	$3,685	$3,648	$37	1%

Capital Structure and Adjusted Free Cash Flow
The ratio of net debt of $3,646 million at the end of the June 2015 quarter to adjusted EBITDA of $830 million for the four quarters ended June 27, 2015, was 4.4x, representing a 0.2x improvement (reduction) through the first three quarters of fiscal 2015.  The Company’s adjusted free cash flow for the June 2015 quarter was $140 million and $378 million for the four quarters ended June 27, 2015.  During the quarter we refinanced our $800 million principal 9.75 percent second priority senior notes and replaced them with $700 million principal 5.125 percent second priority senior notes.  The cash costs from refinancing totaled approximately $90 million and will yield approximately $40 million of annual interest expense savings.

	June 27, 2015	September 27, 2014
(in millions of dollars)	(Unaudited)

Term loans	$2,391	$2,505
Revolving line of credit	9	—
5½% second priority notes	500	500
5⅛% second priority notes	700	—
9¾% second priority notes (retired)	—	800
Capital leases and other	108	113
Total debt	$3,708	$3,918
Less: cash and cash equivalents	(62)	(129)
Net debt	$3,646	$3,789

Outlook
“We are increasing our 2015 fiscal year adjusted free cash flow guidance to $400 million, up $50 million from our last earnings call.  Our revised guidance includes capital expenditures of $180 million, cash interest of $190 million, other cash costs of approximately $35 million, and a source of working capital of $25 million.  Our tax receivable agreement payment of $39 million remains unchanged, stated Rich.

“We anticipate our fourth fiscal quarter sales volumes to be consistent with the past several quarters.  Despite overall market weakness we have seen positive growth in several product categories and continue to presume that the fundamentals of our end markets have not changed as we remain focused on our strategic approaches to help our customers.”

Investor Conference Call
The Company will host a conference call today, July 31, 2015, at 10 a.m. Eastern Time to discuss its regular third quarter fiscal 2015 results and will incorporate a presentation on the proposed acquisition.

The telephone number to access the conference call is (866) 244-4530 (domestic), or (703) 639-1173 (international), conference ID 1660030.  A live webcast of the conference call and our presentation can be accessed through the Company’s Investor Relations page at www.berryplastics.com.  A replay of the conference call can also be accessed on the Investor Relations page of the website beginning July 31, 2015, at 1 p.m. Eastern Time, to August 7, 2015, by calling (888) 266-2081 (domestic), or (703) 925-2533 (international), access code 1660030.

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About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers.  The Company’s world headquarters is located in Evansville, Indiana, with annual net sales of $5 billion in fiscal 2014 and is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures such as Operating EBITDA, Adjusted EBITDA, Adjusted net income per share and Adjusted free cash flow. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.

Forward Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward looking” and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Some of the factors that we believe could affect our results include:  (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis; (3) the impact of potential changes in interest rates: (4) performance of our business and future operating results; (5) risks related to our acquisition strategy and integration of acquired businesses; (6) reliance on unpatented know-how and trade secrets; (7) increases in the cost of compliance with laws and regulations, including environmental, safety, and production and product laws and regulations; (8) risks related to disruptions in the overall economy and the financial markets may adversely impact our business; (9) catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (10) risks of competition, including foreign competition, in our existing and future markets;(11) general business and economic conditions, particularly an economic downturn; (12) the ability of our insurance to cover fully our potential exposures; (13) risks that our restructuring programs may entail greater implementation costs  or result in lower costs savings than anticipated, and (14) the other factors discussed in the under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Berry Plastics Group, Inc.
Consolidated Statements of Income (Loss)
(Unaudited)
(in millions of dollars, except per share data)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net sales	$1,241	$1,298	$3,685	$3,648
Costs and expenses:
Cost of goods sold	1,003	1,089	3,037	3,076
Selling, general and administrative	92	85	266	244
Amortization of intangibles	22	26	70	77
Restructuring and impairment charges	3	15	11	28
Operating income	121	83	301	223

Debt extinguishment	94	33	94	35
Other expense (income), net	2	(2)	2	(3)
Interest expense, net	47	56	152	168
Income (loss) before income taxes	(22)	(4)	53	23
Income tax expense (benefit)	(9)	(19)	15	(10)
Consolidated net income (loss)	$(13)	$15	$38	$33

Net income (loss) per share:
Basic	$(0.11)	$0.13	$0.32	$0.28
Diluted	(0.11)	0.12	0.31	0.27

Outstanding weighted-average shares: (in millions)
Basic	119.5	117.3	118.9	116.6
Diluted	119.5	121.5	123.7	120.8

Berry Plastics Group, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(in millions of dollars)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Consolidated net income (loss)	$(13)	$15	$38	$33
Currency translation	2	4	(32)	—
Interest rate hedges	2	(10)	(18)	(6)
Provision for income taxes related to other comprehensive income items	—	3	6	1
Comprehensive income (loss)	$(9)	$12	$(6)	$28

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Berry Plastics Group, Inc.
Condensed Consolidated Balance Sheets
 (in millions of dollars)
	June 27, 2015	September 27, 2014
Assets:	(Unaudited)
Cash and cash equivalents	$62	$129
Accounts receivable, net	473	491
Inventories	574	604
Other current assets	219	208
Property, plant, and equipment, net	1,301	1,364
Goodwill, intangibles assets, and other long-term assets	2,382	2,472
Total assets	$5,011	$5,268

Liabilities and stockholders' equity (deficit)
Current liabilities, excluding debt	655	709
Current and long-term debt	3,708	3,918
Other long-term liabilities	722	742
Redeemable non-controlling interest	13	13
Stockholders’ deficit	(87)	(114)
Total liabilities and stockholders' equity (deficit)	$5,011	$5,268

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Berry Plastics Group, Inc.
   Condensed Consolidated Statements of Cash Flows
(Unaudited)
 (in millions of dollars)

	Three Quarterly Periods Ended
	June 27, 2015	June 28, 2014

Cash flows from operating activities:
Consolidated net income	$38	$33
Depreciation and amortization	263	261
Debt extinguishment	94	35
Other non-cash items	39	8
Working capital	(42)	33
Net cash from operating activities	392	370

Cash flows from investing activities:
Additions to property, plant, and equipment	(124)	(172)
Proceeds from sale of assets	18	5
Acquisitions of businesses, net of cash acquired	—	(225)
Net cash from investing activities	(106)	(392)

Cash flows from financing activities:
Proceeds from long-term borrowings	702	1,664
Repayment of long-term borrowings	(940)	(1,675)
Proceeds from issuance of common stock	16	13
Debt financing costs	(87)	(44)
Payment of tax receivable agreement	(39)	(32)
Net cash from financing activities	(348)	(74)
Effect of exchange rate changes on cash	(5)	(1)
Net change in cash and cash equivalents	(67)	(97)
Cash and cash equivalents at beginning of period	129	142
Cash and cash equivalents at end of period	$62	$45

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Berry Plastics Group, Inc.
Condensed Consolidated Financial Statements
Segment Information
(Unaudited)
(in millions of dollars)

	Quarterly Period Ended		Three Quarterly Periods Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net sales:
Rigid Open Top	$276	$303	$784	$820
Rigid Closed Top	368	381	1,121	1,073
Engineered Materials	359	371	1,052	1,081
Flexible Packaging	238	243	728	674
Total	$1,241	$1,298	$3,685	$3,648
Operating income:
Rigid Open Top	$26	$1	$51	$20
Rigid Closed Top	42	38	104	101
Engineered Materials	38	33	105	90
Flexible Packaging	15	11	41	12
Total	$121	$83	$301	$223
Depreciation and amortization:
Rigid Open Top	$23	$23	$68	$70
Rigid Closed Top	32	33	99	93
Engineered Materials	17	19	52	56
Flexible Packaging	15	16	44	42
Total	$87	$91	$263	$261
Restructuring and impairment charges:
Rigid Open Top	$1	$11	$3	$13
Rigid Closed Top	—	—	3	1
Engineered Materials	1	2	1	6
Flexible Packaging	1	2	4	8
Total	$3	$15	$11	$28
Business optimization costs (1) :
Rigid Open Top	$2	$14	$13	$33
Rigid Closed Top	4	5	12	13
Engineered Materials	2	1	5	4
Flexible Packaging	—	3	6	13
Total	$8	$23	$36	$63
Operating EBITDA:
Rigid Open Top	$52	$49	$135	$136
Rigid Closed Top	78	76	218	208
Engineered Materials	58	55	163	156
Flexible Packaging	31	32	95	75
Total	$219	$212	$611	$575

(1) Includes integration expenses, non-cash charges, and other business optimization costs.

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Berry Plastics Group, Inc.
Reconciliation Schedules
(Unaudited)
(in millions of dollars, except per share data)

	Quarterly		Four Quarters
	Period Ended		Ended
	June 27, 2015	June 28, 2014	June 27, 2015

Operating income	$121	$83	$394
Add: non-cash amortization from 2006 private sale	8	9	32
Add: restructuring and impairment	3	15	13
Add: business optimization costs (1)	8	23	54
Adjusted operating income (3)	$140	$130	$493

Add: depreciation and amortization (2)	79	82	328
Operating EBITDA (3)	$219	$212	$821

Add: unrealized cost savings	1		9
Adjusted EBITDA (3)	$220		$830

Cash flow from operating activities	$180	$552
Net additions to property, plant, and equipment	(40)	(135)
Payment of tax receivable agreement	—	(39)
Adjusted free cash flow (3)	$140	$378

Net loss per diluted share	$(0.11)
Adjustment for dilution (weighted average diluted shares 124.4 million)	(0.01)
Non-cash amortization from 2006 private sale (net of tax)	0.04
Debt extinguishment (net of tax)	0.53
Restructuring and impairment (net of tax)	0.02
Business optimization costs (1) (net of tax)	0.04
Adjusted net income per diluted share (3)	$0.51

(1)	Includes integration expenses, non-cash charges, and other business optimization costs.

(2)
Amortization excludes non-cash amortization from the 2006 private sale of $8 million for the June 27, 2015 quarter, $9 million for the June 28, 2014 quarter, and $32 million for the four quarters ended June 27, 2015.

(3)
 Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based.  Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes. We use Adjusted Free Cash Flow as a measure of liquidity because it assists us in assessing our Company’s ability to fund its growth through its generation of cash.  Our projected Adjusted Free Cash flow for fiscal 2015 assumes $619 million of cash flow from operations less $180 million of net additions to property, plant, and equipment and $39 million of payments under our tax receivable agreement.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

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